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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): November 6, 1997

                              QUALITY FOOD CENTERS, INC.

                (Exact name of registrant as specified in its charter)

         WASHINGTON                    0-15590             91-1330075
(State of other jurisdiction  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                             Identification No.)



                                10112 N.E. 10TH STREET
                                 BELLEVUE, WASHINGTON
                       (Address of principal executive offices)



                                    (206) 455-3761
                           (Registrant's telephone number,
                                 including area code)

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ITEM 5.         OTHER EVENTS.

         On November 6, 1997, Quality Food Centers, Inc., a Washington corporation ("QFC"), Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), and Q-Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of Fred Meyer ("Q-Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, Q-Acquisition would merge with and into QFC (the "Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Merger Agreement, each outstanding share of QFC Common Stock, $.001 par value, would be converted into the right to receive the greater of either (i) 1.9 shares of Fred Meyer common stock, $.01 par value ("Fred Meyer Common Stock"), or (ii) the lesser of (A) 2.3 shares of Fred Meyer Common Stock or (B) a number of shares equal to $55 divided by the average closing price of the Fred Meyer Common Stock on the New York Stock Exchange for 15 out of the 35 trading days ending on the second trading day preceding the effective date of the Merger, subject to certain adjustments if any divestitures are required under the antitrust laws. Conditions to the consummation of the Merger include the receipt of regulatory approvals and approval by the shareholders of Fred Meyer and QFC. Certain shareholders of QFC holding approximately 26.1% of the outstanding shares of QFC have entered into agreements (the "Shareholder Agreements") to vote their QFC shares in favor of the Merger and certain shareholders of Fred Meyer holding approximately 10.5% of the outstanding shares of Fred Meyer have entered into an agreement (the "Voting Agreement") to vote their Fred Meyer shares in favor of the Merger. The Shareholder Agreements are attached hereto as Exhibits 99.1(a) and 99.1(b), respectively, and are incorporated by reference herein. The Voting Agreement is incorporated herein by reference to Form 13-D, dated the date hereof, filed by QFC with respect to Fred Meyer and the Voting Agreement.

         On October 8, 1997, QFC sought and received approval by its shareholders to change its corporate structure (the "Reorganization"). Upon consummation of the Reorganization, each of QFC, Hughes Markets, Inc. and KU Acquisition Corporation was to become an indirect wholly-owned subsidiary of Quality Food, Inc., a Delaware corporation ("New Parent"), and the current shareholders of QFC were to have thereupon generally become shareholders of New Parent. As a result of the execution and delivery of the Merger Agreement, QFC will not be consummating the Reorganization. In the event the Merger Agreement is terminated and the Merger is not consummated, QFC may elect to consummate the Reorganization.

         On November 7, 1997, QFC, Ralphs Grocery Company and Fred Meyer issued a joint press release announcing the execution of the Merger Agreements, which press release is attached hereto as Exhibit 99.1(d) and incorporated herein by reference.

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         THE FOREGOING SUMMARIES OF THE MERGER AGREEMENT, THE SHAREHOLDER
AGREEMENTS AND THE VOTING AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL AGREEMENTS WHICH ARE ATTACHED HERETO AS EXHIBITS.

         The information set forth above shall not be deemed to constitute an
offer to sell any security.   Any such offer to sell will be made only by means
of a prospectus.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  EXHIBITS

         2.1 Agreement and Plan of Merger Among Quality Food Centers, Inc., Fred Meyer, Inc. and Q-Acquisition Corp., dated as of November 6, 1997.

         99.1(a) Shareholder Agreement between Fred Meyer, Inc. and Stewart Sloan, dated as of November 6, 1997.

         99.1(b) Shareholder Agreement between Fred Meyer, Inc. and Zell/Chilmark Fund, L.P., dated as of November 6, 1997.

         99.1(c) Voting Agreement between Quality Food Centers, Inc. and certain shareholders of Fred Meyer, Inc. dated as of November 6, 1997 (Incorporated by reference to Exhibit 7.1 of Quality Food Center, Inc.'s Form 13-D (filed on November 14, 1997)).

         99.1(d) Press release dated November 6, 1997 announcing the proposed merger.
















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                                      SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

    Date:     November 14, 1997   QUALITY FOOD CENTERS, INC.


                                  By /s/ MARC W. EVANGER
                                    -----------------------------------
                                       Marc W. Evanger
                                       Senior Vice President





















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                                    EXHIBIT INDEX


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

                                                                                 Sequential
Ex. No.  Description                                                             Page No.
-------  ------------                                                            ----------

2.1 Agreement and Plan of Merger Among Quality Food Centers, Inc., Fred Meyer, Inc. and Q-Acquisition Corp., dated as of
         November 6, 1997.

99.1(a) Shareholder Agreement between Fred Meyer, Inc. and Stewart Sloan, dated as of November 6, 1997.

99.1(b) Shareholder Agreement between Fred Meyer, Inc. and Zell/Chilmark Fund, L.P., dated as of November 6, 1997.

99.1(c) Voting Agreement between Quality Food Centers, Inc. and certain shareholders of Fred Meyer, Inc. dated as of November 6, 1997 (Incorporated by reference to Exhibit 7.1 of Quality Food Center, Inc.'s Form 13-D (filed on November 14, 1997)).

99.1(d)  Press release dated November 6, 1997 announcing the proposed merger.


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